Report of Ernst & Young LLP, Independent Auditors


To the Shareholders and
Board of Directors of GIAC Funds, Inc.

In planning and performing our audit of the financial statements of GIAC Funds, Inc. for the year ended December 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expre-ssing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of GIAC Funds, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, esti-mates and judgments by management are required to assess the ex-pected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing finan-cial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inade-quate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under stan-dards established by the American Institute of Certified Public Accoun-tants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its ope-ration, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.

This report is intended solely for the information and use of manage-ment and the Board of Directors of GIAC Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP

New York, New York
February 8, 2002